UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 24, 2016
BOISE CASCADE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-35805 (Commission File Number)	20-1496201 (IRS Employer Identification No.)
1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)
(208) 384-6161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)    Not applicable.

(b)    Not applicable.

(c)    Not applicable.

(d)    On February 24, 2016, the Company’s board of directors expanded the size of the Board of Directors from nine to ten directors and elected Mr. Thomas K. Corrick to fill the newly created vacancy effective immediately. Mr. Corrick will serve as a Class II director and his term expires on the date of our 2018 Annual Meeting.

Mr. Corrick became the chief executive officer of Boise Cascade Company on March 6, 2015. Prior to that, he served as our chief operating officer (November 2014 to March 2015), the executive vice president of Wood Products (June 2014 to November 2014) and as senior vice president, Wood Products (August 2012 to June 2014). Mr. Corrick has also served as senior vice president, Engineered Wood Products (February 2011 to August 2012), and vice president, Engineered Wood Products (January 2005 to February 2011). From October 2004 to January 2005, he served as the general manager of Engineered Wood Products.

Mr. Corrick received both his bachelor's and master's degrees in business administration from Texas Christian University. As an employee-director, Mr. Corrick will not receive any compensation for serving on the Boise Cascade Company Board.

(e)    Not applicable.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

	By	/s/ John T. Sahlberg
John T. Sahlberg Senior Vice President, Human Resources and General Counsel
Date: February 29, 2016